Amendment No. 1
to
Employment Agreement
This Amendment No. 1 (“Amendment”), dated as of August 16, 2013 between John M. Duffey and Six Flags Entertainment Corporation amends that certain Employment Agreement, dated as of September 7, 2010 (the “Agreement”) between John M. Duffey and Six Flags Entertainment Corporation. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Employment Agreement.

1.	Effective as of August 19, 2013, Section (2)(c) of the Agreement is hereby amended such that the words “Grand Prairie, Texas” are substituted for the words “Gurnee, Illinois.”

2.	Except as set forth in this Amendment, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the undersigned execute this Amendment as of the date set forth above.
SIX FLAGS ENTERTAINMENT CORPORATION

By: /s/ Walter S. Hawrylak
Name: Walter S. Hawrylak
Title: SVP, Administration

/s/ John M. Duffey
John M. Duffey